Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-51184, 333-106532, 333-125895 and 333-134622), pertaining to the 2000 Equity Incentive Plan, the 2000 Employee Stock Purchase Plan and the 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.; the Registration Statement (Form S-8 No. 333-72492) pertaining to the 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc.; the Registration Statement (Form S-8 No. 333-107062 and 333-139516) pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc.; the Registration Statement (Form S-8 No. 333-111782) pertaining to the 2000 Equity Incentive Plan of Rigel Pharmaceuticals, Inc.; and in the Registration Statements (Form S-3 Nos. 333-74906, 333-87276, 333-105431, 333-106942, 333-111777, 333-112746, 333-119785 and 333-129650) and the related Prospectuses, respectively, of our reports dated March 6, 2007, with respect to the financial statements of Rigel Pharmaceuticals, Inc., Rigel Pharmaceuticals, Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Rigel Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Palo Alto, California
March 6, 2007